UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024 (September 12, 2024)

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 31st Street Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 399-3339

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2024, our board of directors approved an increase to the size of the board from ten to eleven members and appointed Jim Lanzone to fill the newly created vacancy. Mr. Lanzone will serve until the earlier of (a) the next annual meeting of our stockholders, (b) the effectiveness of the next action by written consent of stockholders in lieu of an annual meeting, and (c) his death, resignation, or removal. Mr. Lanzone has not been appointed to serve on any committees of the board of directors.

Mr. Lanzone, age 53, has served as the Chief Executive Officer and member of the board of directors of Yahoo Inc. since September 2021. Prior to joining Yahoo Inc., Mr. Lanzone served as Chief Executive Officer of Tinder, a geosocial networking and online dating application, from July 2020 to September 2021, as Executive-in-Residence at venture capital firm Benchmark Capital from January 2020 to July 2020, as Chief Digital Officer of CBS Corporation from January 2016 to December 2019, and as President and Chief Executive Officer of CBS Interactive, a division of CBS Corporation, from March 2011 to December 2019. From January 2009 to March 2011, he was the founder and Chief Executive Officer of Clicker Media, Inc., an internet video search engine and navigation guide, which was acquired by CBS Corporation in 2011. Mr. Lanzone served on the board of directors of GoPro, Inc., a technology company, from 2018 to 2023, Edmunds.com Inc. from 2014 to 2020, Supernova Partners Acquisition Company, Inc. from October 2020 to September 2021, Supernova Partners Acquisition Company II, Ltd. from March 2021 to March 2022, Supernova Partners Acquisition Company III, Ltd. from March 2021 to March 2023, and Coliseum Acquisition Corp. from June 2021 to June 2023. Mr. Lanzone holds a JD/MBA from Emory University, and a BA from the University of California, Los Angeles.

There are no family relationships between Mr. Lanzone and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Lanzone and any other persons or entities pursuant to which Mr. Lanzone was appointed as a director.

Mr. Lanzone will be compensated as a member of our board of directors under the terms of our Non-Employee Director Compensation Policy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INC.

Date: September 13, 2024	By:	/s/ Michael O’Sullivan
Michael O’Sullivan
General Counsel